      As filed with the Securities and Exchange Commission on June 26, 1995

                                            Registration No. 33-________________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                          SEQUUS PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                           7391                  94-3031934
(State or Other Jurisdiction (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation)       Classification Code Number)  Identification Number)

                               960 Hamilton Court
                          Menlo Park, California 94025
                                 (415) 323-9011
              (Address of Registrant's Principal Executive Offices)

                                ----------------

                         1987 EMPLOYEE STOCK OPTION PLAN

                        1987 CONSULTANT STOCK OPTION PLAN

                         1990 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ----------------

                                JOSEPH M. LIMBER
           Executive Vice President and Acting Chief Operating Officer
                          SEQUUS Pharmaceuticals, Inc.
                               960 Hamilton Court
                          Menlo Park, California 94025
                                 (415) 323-9011
                     (Name and Address of Agent for Service)


                                ----------------

                                    COPY TO:
                             CHRISTOPHER L. KAUFMAN
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                      San Francisco, California  94111-2562
                                 (415) 391-0600

                                ----------------

                         CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    Proposed
                                                                                 Proposed           Maximum
                                                              Amount              Maximum           Aggregate            Amount of
                     Title of Each Class of                    to be            Offering Price      Offering            Registration
                   Securities to be Registered              Registered           Per Share(1)       Price(1)                Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value. . . . . . . . . . . . .      2,650,000               $7.66         $20,304,838             $7002
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to (i) Rule 457(h) on the basis of the average per share exercise price ($7.65) at which options to purchase an aggregate of 2,509,226 shares of the Registrant's Common Stock registered hereunder may be exercised and (ii) Rule 457(c) for the remaining 140,744 shares of the Registrant's Common Stock registered hereunder, based on the average of the high and low trading prices on the Nasdaq National Market of the Registrant's Common Stock on June 23, 1995 as reported on the Nasdaq National Market ($7.875).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1.        PLAN INFORMATION

               In accordance with the General Instructions to the Form S-8 adopted by the Commission, the contents of this item have been omitted from the Registration Statement filed with the Commission.


ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

               In accordance with the General Instructions to the Form S-8 adopted by the Commission, the contents of this item have been omitted from the Registration Statement filed with the Commission.

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents which have been filed with the Commission by SEQUUS Pharmaceuticals, Inc. (formerly, Liposome Technology, Inc.)(the "Company") are hereby incorporated by reference in this Registration Statement:

               (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994, as amended by the Form 10-K/A-1 and the Form 10-K/A-2;

               (b) The Company's Quarterly Report for the period ended March 31, 1995;

               (c) The Company's Report on Form 8-K filed with the Commission on June 26, 1995; and

               (d) The Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 8, 1987 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.        DESCRIPTION OF SECURITIES

               Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company has the power, pursuant to Section 145 of the Delaware General Corporation Law, to limit the liability of its directors from certain breaches of fiduciary duty and to indemnify its directors, officers and other persons for certain acts.

               Articles NINTH and TENTH of the Company's Restated Certificate of Incorporation provide as follows:

               "NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the

Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

               TENTH:

               A.  RIGHT TO INDEMNIFICATION

               Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

               B.  RIGHT OF CLAIMANT TO BRING SUIT

               If a claim under Paragraph A of Article TENTH is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, and the burden of proving that such standards were met shall be on the claimant. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

               C.  NON-EXCLUSIVITY OF RIGHTS


               The rights conferred on any person by Paragraphs A and B of Article TENTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               D.  INSURANCE

               The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.


ITEM 8.        TABLE OF EXHIBITS

               3.1    Registrant's Restated Certificate of Incorporation (1)

               3.1.1 Certificate of Ownership and Merger of SEQUUS Pharmaceuticals, Inc. into Liposome Technology, Inc. (1)

               3.2    Registrant's Bylaws (2)

               5      Opinion of Latham & Watkins

               23.1   Consent of Independent Auditors

               23.2   Consent of Latham & Watkins (included in Exhibit 5)

               24 Powers of Attorney (incorporated in the signature page to Registration Statement (see page II-5))

- ----------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-3 filed on June 26, 1995.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-43672).

ITEM 9.        UNDERTAKINGS

               (a)    The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on June 26, 1995.


                                        SEQUUS PHARMACEUTICALS, INC.

                                        By  /s/ NICOLAOS V. ARVANITIDIS
                                            ------------------------------------
                                                Nicolaos V. Arvanitidis
                                                CHAIRMAN OF THE BOARD AND
                                                CHIEF EXECUTIVE OFFICER


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Nicolaos V. Arvanitidis and Sally A. Davenport, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                      DATE
          ---------                       -----                      ----

/s/ NICOLAOS V. ARVANITIDIS      Chairman of the Board and       June 26, 1995
- ----------------------------     Chief Executive Officer
 (Nicolaos V. Arvanitidis)

/s/ DONALD J. STEWART
- ----------------------------     Vice President, Finance         June 26, 1995
    (Donald J. Stewart)          (Principal Accounting Officer
                                 and Acting Principal
                                 Financial Officer)

/s/ ROBERT G. FARIS
- ----------------------------     Director                        June 26, 1995
    (Robert G. Faris)

/s/ ROBERT B. SHAPIRO
- ----------------------------     Director                        June 26, 1995
   (Robert B. Shapiro)

/s/ I. CRAIG HENDERSON           Director                        June 26, 1995
- ----------------------------
    (I. Craig Henderson)

/s/ RICHARD C.E. MORGAN          Director                        June 26, 1995
- ----------------------------
   (Richard C.E. Morgan)

/s/ E. DONNALL THOMAS
- ----------------------------     Director                        June 26, 1995
    (E. Donnall Thomas)

                                  EXHIBIT INDEX

               3.1    Registrant's Restated Certificate of Incorporation (1)

               3.1.1 Certificate of Ownership and Merger of SEQUUS Pharmaceuticals, Inc. into Liposome
                      Technology, Inc. (1)

               3.2    Registrant's Bylaws (2)

               5      Opinion of Latham & Watkins

               23.1   Consent of Independent Auditors

               23.2   Consent of Latham & Watkins (included in Exhibit 5)

               24 Powers of Attorney (incorporated in the signature page to Registration Statement (see page II-5))


- -----------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-3 filed on June 26, 1995.
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (F